EXHIBIT 2-1





                            STOCK PURCHASE AGREEMENT

                                      among

                                      EMCON
                            a California corporation
                                   ("Buyer"),

                        ORGANIC WASTE TECHNOLOGIES, INC.
                             a Delaware corporation
                                (the "Company"),

                                       and

                       CERTAIN STOCKHOLDERS OF THE COMPANY
                                   ("Sellers")


                             Dated January 30, 1996




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                                TABLE OF CONTENTS

                                                                          Page

1.   Definitions.........................................................  1
     "Advisors"..........................................................  1
     "Agent".............................................................  1
     "Agreement".........................................................  1
     "Audited Financial Statements"......................................  1
     "Best Efforts"......................................................  1
     "Breach"............................................................  2
     "Buyer".............................................................  2
     "Buyer's Indemnified Persons".......................................  2
     "CERCLA"...........................................................   2
     "Closing"...........................................................  2
     "Closing Date"......................................................  2
     "Code"..............................................................  2
     "Common Shares"...................................................... 2
     "Company"............................................................ 2
     "Company Disclosure Schedule"........................................ 2
     "Company Financial Statements"....................................... 2
     "Company Subsidiaries"............................................... 2
     "Consent"............................................................ 2
     "Contemplated Transactions".......................................... 3
     "Damages"............................................................ 3
     "Deposit"............................................................ 3
     "Employee Plans"..................................................... 3
     "Employment Agreement"............................................... 3
     "ERISA".............................................................. 3
     "Escrow Agreement"..................................................  3
     "Escrow Agent"......................................................  3
     "Exchange Act"......................................................  3
     "Expenses"..........................................................  3
     "Facilities"........................................................  3
     "Family" ...........................................................  3
     "GAAP"..............................................................  4
     "Governmental Authorization"........................................  4
     "Governmental Body".................................................  4
     "Hazardous Substances"..............................................  4
     "IRS" ..............................................................  4
     "Knowledge".........................................................  4
     "Knowledge of the Company"..........................................  4
     "Legal Requirement".................................................  5
     "Management Stakeholders"...........................................  5
     "Material Contracts"................................................  5


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     "Material Interest".................................................  5
     "Notes".............................................................  5
     "Options"...........................................................  5
     "Order".............................................................  5
     "Ordinary Course of Business".......................................  5
     "Pending Claims"....................................................  5
     "Person"............................................................  5
     "Preferred Shares"..................................................  5
     "Proceeding"........................................................  5
     "Purchase Price"....................................................  5
     "Related Person"....................................................  5
     "Representative"....................................................  6
     "Securities Act"....................................................  6
     "Sellers"...........................................................  6
     "Sellers' Indemnified Persons"......................................  7
     "Selling Stakeholders"..............................................  7
     "Shares"............................................................  7
     "Subsidiaries"......................................................  7
     "Technair"..........................................................  7
     "Technair Agreement"................................................  7
     "Unaudited Financial Statements"....................................  7

2.   Sale, Transfer and Exchange of Shares and Options; Closing...........  7
     2.1      Sale and Exchange...........................................  7
     2.2      Purchase Price..............................................  7
     2.3      Deposit.....................................................  8
     2.4      Closing.....................................................  8
     2.5      Closing Obligations.........................................  8
     2.6      Employment Agreement........................................ 10

3.   Representations and Warranties of the Company........................ 10
     3.1      Corporation Organization.................................... 10
     3.2      Capitalization.............................................. 11
     3.3      Corporate Authority......................................... 11
     3.4      Dissolution; Forfeiture..................................... 12
     3.5      The Company Financial Statements............................ 12
     3.6      Absence of Unaccrued or Undisclosed Liabilities............. 12
     3.7      Absence of Certain Changes.................................. 13
     3.8      Taxes....................................................... 13
     3.9      Title to Properties; Accounts Receivable.................... 14
     3.10     Proprietary Rights.......................................... 15
     3.11     Customer Lists.............................................. 16
     3.12     Benefit Plans and Arrangements.............................. 16
     3.13     Compliance with Laws; Legal Proceedings..................... 17


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     3.14     Contracts and Obligations................................... 18
     3.15     Employee Relations.......................................... 19
     3.16     Insurance................................................... 19
     3.17     Environmental Compliance.................................... 19
     3.18     Advances; Related Party Transactions........................ 20
     3.19     Powers of Attorney.......................................... 21
     3.20     No Brokers.................................................. 21
     3.21     Other Agreements to Sell the Company........................ 21
     3.22     Banking Relationships....................................... 21
     3.23     Information Supplied........................................ 21
     3.24     Execution and Performance of Agreement...................... 21

4.   Representations and Warranties of Sellers............................ 22
     4.1      Ownership of Shares and Options............................. 22
     4.2      Execution, Delivery and Enforceability of Agreement;
              No Violation................................................ 22
     4.3      Information Supplied........................................ 23
     4.4      Residence and Domicile...................................... 23
     4.5      Brokers or Finders.......................................... 23

5.   Representations and Warranties of Buyer.............................. 23
     5.1      Organization and Good Standing.............................. 23
     5.2      Execution, Delivery and Enforceability of Agreement;
              No Violation................................................ 23
     5.3      Investment Intent........................................... 24
     5.4      Certain Proceedings......................................... 24
     5.5      Brokers or Finders.......................................... 24
     5.6      Information Supplied........................................ 24
     5.7      No Material Change.......................................... 24

6.   Covenants of the Company and Sellers Prior to Closing Date........... 24
     6.1      Conduct of Business Pending Closing......................... 24
     6.2      Advice of Changes........................................... 26
     6.3      Access and Information...................................... 26
     6.4      Reasonable Efforts.......................................... 27
     6.5      Supplements to Company Disclosure Schedule.................. 27

7.   Covenants of Buyer Prior to Closing Date............................. 27
     7.1      Access to Information....................................... 27
     7.2      Approvals of Governmental Bodies............................ 27
     7.3      Supplements to Schedules.................................... 28
     7.4      Best Efforts................................................ 28
     7.5      Advice of Changes........................................... 28
     7.6      Discussions with Technair................................... 28
8.   Conditions Precedent to Buyer's Obligation to Close.................. 28
     8.1      Accuracy of Representations................................. 28


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     8.2      Conversion; Exchange........................................ 29
     8.3      Material Changes............................................ 29
     8.4      Sellers' and the Company's Performance...................... 29
     8.5      Consents.................................................... 29
     8.6      Additional Documents........................................ 29
     8.7      Termination of Stockholders' Agreement...................... 30
     8.8      No Proceedings.............................................. 30
     8.9      Approval of this Agreement by Company Board of Directors.... 30
     8.10     Company Disclosure Schedule................................. 30
     8.11     Execution by Sellers........................................ 30
     8.12     Employment Agreement........................................ 30
     8.13     Resignations of Directors................................... 30
     8.14     Notes....................................................... 30
     8.15     Note Agreement.............................................. 30

9.   Conditions Precedent to Sellers' Obligation to Close................. 30
     9.1      Accuracy of Representations................................. 31
     9.2      Approval of this Agreement by Board of Directors............ 31
     9.3      Buyer's Performance......................................... 31
     9.4      Consents.................................................... 31
     9.5      Note Agreement.............................................. 31
     9.7      No Material Adverse Change.................................. 31
     9.8      Buyer's Disclosure Schedule................................. 31
     9.9      Additional Documents........................................ 31
     9.10     No Proceedings.............................................. 32
     9.11     Execution................................................... 32
     9.12     Employment Agreement........................................ 32

10.  Covenants After the Closing Date..................................... 32
     10.1     Litigation Support.......................................... 32
     10.2     Employment Incentives....................................... 32

11.  Termination.......................................................... 33
     11.1     Automatic Termination Events................................ 33
     11.2     Other Termination Events.................................... 33
     11.3     Effect of Termination....................................... 34

12.  Indemnification; Remedies............................................ 35
     12.1     Survival.................................................... 35
     12.2     Indemnification and Reimbursement by Sellers................ 35
     12.3     Indemnification and Reimbursement by Buyer.................. 36
     12.4     Procedure for Indemnification of Third Party Claims......... 37
     12.5     Benefits.................................................... 38


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     12.6     Insurance Proceeds.......................................... 38
     12.7     Procedure for Indemnification - Other Claims................ 38
     12.8     Agents of Indemnifying Sellers for Purposes of
              Indemnification, Contribution Obligation of All Sellers..... 38

13.  General Provisions................................................... 39
     13.1     Expenses.................................................... 39
     13.2     Public Announcements........................................ 39
     13.3     Confidentiality............................................. 39
     13.4     Notices..................................................... 40
     13.5     Binding Arbitration; Service of Process..................... 41
     13.6     Further Assurances.......................................... 42
     13.7     Waiver...................................................... 42
     13.8     Entire Agreement and Modification........................... 42
     13.9     Company Disclosure Schedule................................. 43
     13.10    Assignments, Successors, and No Third Party Rights.......... 43
     13.11    Severability................................................ 43
     13.12    Section Headings, Construction.............................. 43
     13.14    Time of Essence............................................. 44
     13.15    Governing Law............................................... 44
     13.16    Counterparts................................................ 44


Exhibit No.      Document
- ----------       -----------

A                List of Selling Stakeholders

B                List of Management Stakeholders

C                Escrow Agreement

D                Note Agreement, with Loan Note as exhibit thereto

E-1              Note from the Company to Mark H. Shipps

E-2              Note from the Company to Management Stakeholders other than
                     Mark H. Shipps

F                Employment Agreement

G                List of Indemnifying Sellers



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                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (the "Agreement") is made as of January 30, 1996 among EMCON, a California corporation ("Buyer"); ORGANIC WASTE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), the undersigned holders of the Company's Common Shares, Preferred Shares and/or Options listed on Exhibit A hereto (the "Selling Stakeholders"), and the undersigned holders of the Company's Common Shares and/or Options listed on Exhibit B hereto (the "Management Stakeholders") (the Selling Stakeholders and the Management Stakeholders being sometimes collectively referred to herein as the "Sellers").


                                    RECITALS

         A. The Management Stakeholders and the Company desire to exchange the Common Shares and/or Options held by the Management Stakeholders for convertible notes of the Company in the principal amounts set forth opposite each Management Stakeholder's named on Exhibit B hereto (the "Notes").

         B. The Selling Stakeholders desire to sell and Buyer desires to buy the Common Shares, the Preferred Shares and/or the Options held by each Selling Stakeholder set forth opposite each Selling Stakeholder's name on Exhibit A hereto for the consideration and on the terms set forth in this Agreement.

         C. In several instances, the same individual is executing this Agreement in two places, as both a Management Stakeholder and as a Selling Stakeholder. In such events, the respective interests of these individuals as Management Stakeholders and Selling Stakeholders are set forth on Exhibits A and B, respectively.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:


         "Advisors" -- Calfee, Halter & Griswold, counsel to the Company and the Sellers and Raymond James & Associates, Inc., financial advisors to the Company and the Sellers.

         "Agent"" -- as defined in Section 12.9.

         "Agreement" -- as defined in the first paragraph hereof.

         "Audited Financial Statements" -- as defined in Section 3.5.

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         "Best  Efforts"  -- the  efforts  that a  prudent  Person  desirous  of achieving a result would use in similar circumstances to maximize to the extent reasonably practicable the prospects that a result will occur; provided, however, that an obligation to use Best Efforts under this Agreement does not require that the Person subject to such obligation take such actions that would result in a material adverse change to the benefits to such Person of this Agreement and the Contemplated Transactions.

          "Breach" -- a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant or obligation, and the term "Breach" means any such inaccuracy, breach or failure.

         "Buyer" -- as defined in the first paragraph hereof.

          "Buyer's Disclosure Schedule" -- the disclosure letter delivered by the Buyer to the Company prior to the Closing, as the same may be supplemented from time to time, containing the information required by Section 5.

          "Buyer's Indemnified Persons" -- as defined in Section 11.2.

          "CERCLA" -- as defined in Section 3.17.

          "Closing" -- as defined in Section 2.4.

          "Closing Date" -- the date and time as of which the Closing actually takes place.

          "Code" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "Common Shares" -- the issued or issuable shares of the Company's common stock.

          "Company" -- as defined in the first paragraph hereof.

          "Company Disclosure Schedule" -- the disclosure letter delivered by the Company to Buyer prior to the Closing, as the same may be supplemented from time to time, containing the information required by Section 3.

          "Company Financial Statements" -- as defined in Section 3.5.

          "Company Subsidiaries" -- as defined in Section 3.1.

         "Consent" -- any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

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          "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

          (a) the sale to Buyers of the Shares and Options held by the Selling Stakeholders by Sellers;

          (b)  the  execution,   delivery  and  performance  of  the  Employment
Agreement, the Escrow Agreement, the Note Agreement and the Notes;

          (c) the performance by Buyer, the Company and Sellers of their respective covenants and obligations under this Agreement; and

          (d) the exchange of Shares and Options held by the Management Stakeholders for the Notes.

         "Damages" --  as defined in Section 12.2.

         "Date of the Deposit" -- the date on which the Buyer pays the Deposit to the Escrow Agent.

         "Deposit" -- as defined in Section 2.3.

          "Employee Plans" -- as defined in Section 3.12.

         "Employment Agreement"  --  as defined in Section 2.5.

          "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Escrow Agreement" -- as defined in Section 2.3.

          "Escrow Agent" -- as defined in Section 2.3.

          "Exchange Act"-- the Securities Exchange Act of 1934 or any successor law, and the regulations or rules issued pursuant to such Act or any successor law.

          "Expenses" -- the aggregate amount of all fees and expenses incurred in connection with the retention of Raymond James & Associates, Inc. and Calfee, Halter & Griswold with respect to the Contemplated Transactions. Such amount shall equal the full amount of such fees and expenses less the amount agreed to be paid by the Company pursuant to Section 13.1.

         "Facilities"  --  as defined in Section 3.9.

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         "Family"  --  as defined in the definition of "Related Person."

         "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.5 were prepared.

          "Governmental Authorization" -- any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"  --  any

          (a) nation, state, county, city, town, village, district or other governmental jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign or other government;

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
(including any governmental agency, branch, department, official or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "Hazardous Substances" -- as defined in Section 3.17.

          "Indemnifying Sellers" -- as defined in Section 12.2(a).

          "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge" -- a Person will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact in carrying out such individual's duties for the Company.

          "Knowledge of the Company""Knowledge of the Company" -- shall mean Knowledge of any officer or director of the Company about the affairs of the Company; provided, however, that a director's Knowledge shall not be construed to require a director to make any special investigation of facts and shall be


                                       15
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limited to such  knowledge  as a  director  may gain from  receiving  normal and customary reports from executive officers.

          "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          "Management Stakeholders" -- as defined in the first paragraph hereof.

          "Material Contracts" -- as defined in Section 3.14.

          "Material  Interest"  -- as  defined  in the  definition  of  "Related
Person."

         "Note Agreement" -- as defined in Section 2.5.

          "Notes" -- as defined in Section 2.3.

          "Options" -- the issued and outstanding options to purchase Common Shares of the Company.

          "Order" -- any award, decision, injunction, judgment, order, directive, ruling, decree, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

          "Pending Claims" -- as defined in Section 2.5.

          "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Body.

          "Preferred Shares" -- the issued or issuable shares of the Company's Preferred Stock including but not limited to the shares of Series A, Series B and Series C Preferred Stock referenced in Section 3.2 below.

          "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Purchase Price" -- as defined in Section 2.2(a).

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          "Related Person" -- with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

          (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which one or more members of such Individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any  Person  that  holds a  Material  Interest  in such  specified
Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material Interest; and

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the first degree and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

          "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.



                                       17
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          "Sellers" -- as defined in the first paragraph hereof.

          "Sellers' Indemnified Persons" -- as defined in Section 12.3.

          "Selling Stakeholders" -- as defined in the first paragraph hereof.

          "Shares" -- collectively, the Common Shares and Preferred Shares.

          "Subsidiaries" -- with respect to any Person (the "Owner"), any corporations or other Persons of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "Technair" -- as defined in Section 3.24.

         "Technair Agreement" -- as defined in Section 3.24.

         "Unaudited Financial Statements" -- as defined in Section 3.5.

          2. Sale, Transfer and Exchange of Shares and Options;  Closing

          2.1 Sale and Exchange.

          (a) The Selling Stakeholders shall sell and transfer to Buyer and Buyer shall purchase from the Selling Stakeholders, the Shares and/or Options held by such Selling Stakeholders and set forth opposite their names on Exhibit A hereto for the consideration set forth on such Exhibit.

          (b) The Management Stakeholders and the Company shall exchange the Shares and Options held by the Management Stakeholders and set forth opposite their names on Exhibit B hereto for Notes issued by the Company in the principal amounts set forth opposite the names of the Management Stakeholders on such Exhibit.



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          2.2 Purchase Price.

          (a) The amount to be paid to the Selling Stakeholders for the Shares and the Options to be purchased from the Selling Stakeholders shall be, in the aggregate, $13,757,072.67 (the "Purchase Price") ($13,544,143.11 of which shall be for the Shares purchased from the Selling Stakeholders and $212,929.55 of which shall be for the Options purchased from the Selling Stakeholders), less the pro rata share of the Expenses to be paid by such Selling Stakeholders.

          (b) The aggregate principal amount of the Notes to be issued in the exchange of the Shares and Options held by the Management Stakeholders shall be $1,817,927.33 ($287,285.06 of which shall be for the Shares held by the Management Stakeholders and $1,530,642.27 of which shall be for the Options held by the Management Stakeholders), less the pro rata share of the Expenses to be paid by such Management Stakeholders.

          (c) In consideration for the Company's efforts and cooperation with respect to the Contemplated Transactions, the Buyer shall pay to the Company the sum of One Hundred Seventy-Five Thousand Dollars ($175,000), which the Company shall use to purchase the minority interests in certain of the Company Subsidiaries.

          2.3 Deposit2. On or prior to February 12, 1996, the Buyer may, in its sole discretion, pay a portion of the Purchase Price, in the amount of Two Million Dollars ($2,000,000) (the "Deposit"), by depositing the same with the Bank of California, N.A. as escrow agent (the "Escrow Agent") pursuant to an escrow agreement substantially in the form attached hereto as Exhibit C (the "Escrow Agreement") .

          2.4 Closing. The closing of the purchase, sale and exchange (the "Closing") provided for in this Agreement will take place at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California, at 10:00 a.m. local time on March 8, 1996, or upon such date as may be approved in writing by the Buyer and the Company.

          2.5 Closing Obligations. At the Closing:

          (a) The Company or the Selling Stakeholders, as the case may be, will deliver to Buyer:

          (i)   certificates   representing  the  Shares  held  by  the  Selling
Stakeholders, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

          (ii) the Options held by the Selling Stakeholders, accompanied by an assignment thereof to Buyer;

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

          (iii) a certificate executed by the Company and each of the Selling Stakeholders representing and warranting to Buyer that each of the representations and warranties by him, her or it in this Agreement was accurate in all material respects as of the Date of the Deposit and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Company Disclosure Schedule that were delivered by the Company to Buyer prior to the Closing Date in accordance with
Section 6.5); and

          (iv) such other  documents as are required to be provided  pursuant to
Section 8; and

          (b) Buyer will deliver:

          (i) to each Selling Stakeholder, the amount, as set forth in Exhibit A to be paid to such Selling Stakeholder at the Closing, less such Selling Stakeholder's pro rata share of the Expenses. Such amounts shall be paid by bank cashier's check if the amount to be paid to such Selling Stakeholder is less than Five Hundred Thousand Dollars ($500,000) and by wire transfer to accounts specified by the Selling Stakeholder if the amount to be paid to such Selling Stakeholder is greater than Five Hundred Thousand Dollars ($500,000);

          (ii) to the Company, the amount set forth in Section 2.2(c), by cashier's check;

          (iii) to Sellers, a certificate executed by Buyer representing and warranting to Buyer that each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to any schedules that were delivered, pursuant to this Agreement, by the Buyer to the Company prior to the Closing Date in accordance with Section 7.3);

          (iv) to Sellers, such other documents as are required to be provided pursuant to Section 9;

          (v) to the Advisors, the amounts set forth in invoices to be delivered to Buyer not less than three (3) days prior to Closing; and

          (vi) to each Management Stakeholder, a Note Agreement, in the form attached hereto as Exhibit D (the "Note Agreement") and a Note issued by the Company and executed by the Buyer as a guarantor, in the form attached hereto as Exhibit E-1 with respect to Mark H. Shipps and as Exhibit E-2 with respect to the other Management Stakeholders

          (c) the Company will deliver to each Management Stakeholder, a note in exchange for the Options and/or Common Shares held by him or her (the "Note") in the form attached hereto as Exhibit E-1 with respect to Mark H. Shipps and as Exhibit E-2 with respect to the other Management Stakeholders, in the principal amount set forth opposite his or her name on Exhibit B hereto less such

Management Stakeholder's pro rata share of the Expenses;

          (d) the Management Stakeholders shall deliver to the Company:

          (i) certificates representing the Shares held by the Management Stakeholders, duly endorsed (or accompanied by duly executed stock powers) for transfer to the Company;

          (ii) the Options held by the Management Stakeholders, accompanied by an assignment thereof, to the Company;

          (iii) a certificate executed by the Management Stakeholders representing and warranting to the Company that each of the representations and warranties made by him or her in this Agreement was accurate in all material respects as of the Date of the Deposit and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Company Disclosure Schedule that were delivered by the Company to the Buyer prior to the Closing Date in accordance with Section 6.5); and

          (iv) such other  documents as are required to be provided  pursuant to
Section 8.

          2.6 Employment Agreement. Concurrently herewith, Mark H. Shipps shall execute and deliver an employment agreement with Buyer in the form attached hereto as Exhibit F (the "Employment Agreement").

          3. Representations and Warranties of the Company. The Company represents and warrants, as of the Date of the Deposit, to Buyer that, except as set forth on the Company Disclosure Schedule:

          3.1  Corporation Organization.

          (a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own, operate and lease its properties and to conduct its business as now being conducted. The Company is duly qualified or licensed to do business, and is in good standing as a foreign corporation, in each state or other jurisdiction in which it owns or leases properties or where the nature of its business or operations requires such qualification or licensing, unless the failure to do so would not have a material adverse effect on the Company's assets, business, operations or financial condition. To the knowledge of the Company, the Company has obtained all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities that are necessary to the conduct of its business or operations as now being conducted, except where the failure to do so would not have a material adverse effect on the Company.

          (b) The only Subsidiaries of the Company are: Omni Gen Technologies, Inc., an Ohio corporation ("Omni Gen"); Keystone Recovery, Inc., an Ohio corporation ("Keystone"); LFG Specialties, Inc., an Ohio corporation ("LFG"); O.W.T. Construction Company, an Ohio corporation ("OWT"); and American Landfill Supply Co., an Iowa corporation ("ALS") (collectively, Omni Gen, Keystone, LFG, OWT and ALS, the "Company Subsidiaries"). (Except where otherwise indicated or, given the context otherwise appropriate, references herein to the "Company" shall also include the Company Subsidiaries.) Except for a five percent (5%) minority interest in Keystone, as of the Closing Date, the Company will own all of the issued and outstanding capital stock of each of the Company Subsidiaries. Each of the Company Subsidiaries is duly incorporated, validly existing and in good standing in the state of its incorporation. Each of the Company Subsidiaries has all requisite corporate power to own, operate and lease its properties and to conduct its business as now being conducted. Each of the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing as a foreign corporation in each state or other jurisdiction in which it owns or leases properties or where the nature of its business or operations requires such qualification or licensing, unless the failure to do so would not have a material adverse effect on its assets, business, operations or financial condition. To the knowledge of the Company, each of the Company Subsidiaries has obtained all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the conduct of its business or operations as now being conducted, except where the failure to do so would not have a material adverse effect on the Company.

          3.2 Capitalization3.2Capitalization.

          (a) The authorized capital stock of the Company consists solely of 7,500,000 shares of common stock, $0.01 par value, and 2,841,481 shares of preferred stock, $0.01 par value, 1,360,000 of which are designated Series A
Preferred Stock, 740,740 of which are designated Series B Preferred Stock and 740,741 of which are designated Series C Preferred Stock. There are currently issued and outstanding 712,000 shares of common stock, 1,360,000 shares of Series A Preferred Stock, 740,740 shares of Series B Preferred Stock and 740,741 shares of Series C Preferred Stock. The Company Disclosure Schedule sets forth a true and complete description of the authorized, issued and outstanding shares of the capital stock of the Company and each of the Company Subsidiaries showing all stockholders of the Company and each of the Company Subsidiaries as of the date of this Agreement. All of the issued and outstanding shares of the Company and the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable except where failure to be so would not have a material adverse effect on the business, financial position or operating results of the Company. All such shares have been issued in accordance with federal and applicable state securities laws concerning the issuance of securities. The Company Disclosure Schedule accurately lists all holders of the Company's capital stock and each such person's actual ownership interest. The rights, preferences and privileges of the Company's capital stock are as stated in the Company's Certificate of Incorporation, as heretofore amended.

          (b) Except for the Options and as otherwise set forth in the Company Disclosure Schedule, no options, warrants, conversion privileges, preemptive rights, rights to first refusal or other rights, agreements or commitments (written or otherwise by the Company or to the knowledge of the Company by any Seller are currently outstanding to purchase or otherwise receive any of the capital stock of the Company or the Company Subsidiaries.

          (c) The Company has delivered to the Buyer complete and accurate copies of the Certificates of Incorporation and Bylaws (including all amendments thereto) of the Company and each of the Company Subsidiaries. Not less than twenty (20) days before the Closing Date the Company will make available to the Buyer the minute books of the Company and the Company Subsidiaries containing minutes for all meetings of, and written consents issued by the Company and executed by, each such corporation's stockholders, Board of Directors and all committees of such Board since the date of organization of such corporation.

          3.3 Corporate Authority. The Company has all requisite corporate authority and power to execute and deliver this Agreement and the other agreements referenced herein and to perform all of its obligations with respect to the Contemplated Transactions. The execution, delivery and performance of this Agreement and the other agreements referenced herein and the consummation of the transactions contemplated hereby and thereby have been duly authorized, or prior to the Closing will be duly authorized, by the Company's Board of Directors and, if required, by its stockholders.

          3.4 Dissolution; Forfeiture. No action at law or in equity and to the Knowledge of the Company no investigation or proceeding, whatsoever is now pending or threatened to: (a) liquidate, dissolve or disincorporate the Company or any of the Company Subsidiaries, (b) declare any of the corporate rights, powers or privileges of the Company or any of the Company Subsidiaries, to be null and void or otherwise than in full force and effect, (c) declare that the Company or any of the Company Subsidiaries, or their respective Boards of Directors or any of their respective officers, agents or employees has exceeded or violated any of their respective corporate rights, powers or privileges, or
(d) obtain any decree, order, judgment or other judicial determination or administrative or other ruling that would or might impede or detract from any of the corporate rights, powers or privileges now vested in or claimed by the Company or any of the Company Subsidiaries.

          3.5 The Company Financial Statements. The consolidated financial statements of the Company for the fiscal years ended December 31, 1993 and December 31, 1994 have been prepared and audited in accordance with GAAP (the "Audited Financial Statements") and the consolidated financial statements of the Company for year ended December 31, 1995 (the "Unaudited Financial Statements") (collectively, the Audited Financial Statements and the Unaudited Financial Statements being referred to as the "Company Financial Statements") have been prepared in accordance with GAAP and fairly present the financial position of the Company in accordance with GAAP as at the dates thereof; provided, however, that the Unaudited Financial Statements do not contain the footnote disclosures required by GAAP.

          3.6 Absence of Unaccrued or Undisclosed Liabilities. Except for claims, liabilities or obligations:

          (a) which were properly reflected or adequately reserved against in the balance sheet included as part of the Unaudited Financial Statements;

          (b) which were incurred in the Ordinary Course of Business since December 31, 1995;

          (c) which are listed on the Company Disclosure Schedule;

          (d) which are less than $25,000 in any single case; or

          (e) which result from any failure to properly account for any of the Company's estimated project costs and/or project revenue recognized in the Audited Financial Statements or Unaudited Financial Statements and which, taken in the aggregate with all other accrued project and related costs and/or revenue recognized as of December 31, 1995, do not result in a net reduction in the aggregate profit recognized by the Company on all projects subsequent to December 31, 1995, the Company does not have any material liabilities whether absolute, accrued, unaccrued, contingent or otherwise whether due or to become due.

          Except as set forth in paragraphs (a) through (e) of this Section 3.6, the Company does not have Knowledge of and has no reasonable grounds to know of any basis for any assertion against the Company of any material claims, liabilities or obligations of any nature required by GAAP to be reflected in a corporate balance sheet which have not been fully reflected or reserved against in the December 31, 1995 balance sheet included as part of the Unaudited Financial Statements, provided, however, that no limitation set forth in this
Section 3.6 shall in any way affect any other representation or warranty contained in this Agreement.

          3.7 Absence of Certain Changes. Since December 31, 1995 there has not been any: (a) material adverse change in the business, financial condition or operations of the Company and the Company Subsidiaries taken as a whole, (b) recapitalization, amendment to the Certificate of Incorporation or Bylaws or any change in, authorization, creation, issuance or agreement for issuance of, the capital stock or any securities convertible into, or options, warrants or other rights to subscribe to any shares of capital stock of the Company or the Company Subsidiaries, or any declaration setting aside or payment of any dividend or distribution (whether in cash, securities or property) with respect thereto, except as contemplated hereby, (c) increase in the compensation, direct or indirect, payable to any of the officers or employees of the Company or the Company Subsidiaries, including adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement, or any other agreement or arrangement with its officers, employees or stockholders, except as contemplated hereby, (d) unwaived default in respect of any Material Contracts (as defined in Section 3.14), except for such defaults, if any, which do not have a material adverse effect on the financial position, business or operating results of the Company, (e) material change in the methods and procedures employed in keeping the books and records of the Company or the Company Subsidiaries or (f) strike or material labor dispute.

          3.8 Taxes. All tax returns of the Company required by law (including, without limitation, all income, unemployment compensation, worker's compensation, Social Security, excise, privilege and franchise tax laws of the United States or any state or municipal subdivision thereof) to be filed through the Closing Date (true and complete copies of which have been made available to the Buyer) have been or will be duly and timely filed, and all taxes, assessments, contributions, fees and governmental charges or impositions shown on said returns or reports (other than those not yet due and payable or payable without penalty or interest) have been paid, except where any failure to so file or pay would, individually or in the aggregate, have a material adverse effect on the Company and the Company subsidiaries, taken as a whole. The Company has not received any notice of assessment of any federal, state, municipal or other tax upon or measured by its income and, to the Company's knowledge, there is no basis for an additional assessment of any such tax, except for those for which the Company has established adequate reserves. The Company has not knowingly waived any law or regulation fixing, or consented to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do. There are no audits of the Company pending and there are no matters under discussion with any federal, state, local or foreign authorities with regard to the payment of any taxes by the Company. There are no issues that have been raised by the IRS or other taxing authority in connection with an examination or otherwise which by application of similar principles could reasonably be expected to result in a proposed deficiency for any period not examined.

          3.9 Title to Properties;  Accounts  Receivable.

          (a) Except for property and assets that the Company has disposed of in the Ordinary Course of Business, the Company has, and will have at the Closing Date, good and marketable title to all properties and assets shown or represented on the balance sheet included as part of the Unaudited Financial Statements or acquired since December 31, 1995, free and clear of all mortgages, pledges, liens, defects in title, conditional sale agreements and other encumbrances, except for liens, encumbrances and defects in title in respect of property or assets of the Company which: (i) are incidental to the conduct of the Company's business; (ii) have arisen in the Company's Ordinary Course of Business; (iii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than credit arrangements related to purchase money liens); and (iv) do not in the aggregate materially detract from the property and assets of the Company. The Company has performed all the obligations required to be performed by it with respect to all assets leased by it through the date hereof, except where the failure to perform would not have a material adverse effect on the business or financial condition of the Company. The Company enjoys peaceful and undisturbed possession of all of its offices, warehouses, buildings and all other real property and related facilities, whether owned, leased or operated (collectively, the "Facilities"), and such Facilities are not subject to any claims, liens, pledges, options, charges, easements, security interests, rights-of-way, encumbrances or other rights, or any encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of its business. There are no pending or threatened condemnation proceedings relating to any of the Facilities. The Facilities and the real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company at the Facilities are insured in amounts believed by the Company to be adequate and, to the Knowledge of the Company, are structurally sound with no material defects. Said items are not subject to any commitment or other arrangement for their sale by the Company or use by third parties other than commitments or arrangements entered into in the Ordinary Course of Business. The assets are valued at or below the lower of fair market value or actual cost less an adequate and proper depreciation charge. For tax purposes, the Company has not depreciated any of the assets in any manner inconsistent with applicable IRS guidelines, if any.

          (b) All tangible property, real and personal, owned or leased by the Company is in good operating condition and repair, except for ordinary wear and tear and any defects the cost of repairing which, singly or in the aggregate, would not be material or are accrued for on the Company Financial Statements. To the knowledge of the Company, such property is in conformity with all applicable laws, ordinances, orders, regulations, rules and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) currently in effect and relating thereto, except where the failure to conform would not have a material adverse effect on the business, operations or financial condition of the Company.

          (c) All accounts receivable of the Company shown on the Company Financial Statements are valid, genuine and subsisting, arose in the Ordinary Course of Business, and the aggregate amount thereof less the reserve for doubtful accounts with respect thereto set forth in the Company Financial Statements, are, to the best knowledge of the Company after due inquiry, current and collectible within customary payment terms.

          3.10 Proprietary Rights.

          (a) The Company owns the rights to use all trademarks, trade secrets, trade names, copyrights, processes, designs, formulas, know-how, inventions, licenses and intellectual property rights used in connection with its business and the same are believed by the Company to be sufficient to conduct such business as it is now or heretofore has been conducted with no known or asserted conflict with or infringement of the asserted or actual rights of others. The Company has no Knowledge of any infringement by any third party in connection with any of the foregoing and the Company has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder, in each case except where such infringement or waiver would not have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Company. To the Knowledge of the Company, no third party has filed or been issued or granted any applications for patents, trademarks, trade names or registered copyrights relating to the Company's assets.

          (b) The Company Disclosure Schedule lists all patents, patent applications, trademarks, trade names and registered copyrights owned by the Company. Except as set forth in the Company Disclosure Schedule, the Company is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted.

          (c) The Company has obtained written agreements from all required parties and entities assigning to the Company any material proprietary rights relating to the Company's assets. Such agreements are currently valid and in full force and effect and except as set forth in the Company Disclosure Schedule, do not contain any provisions or restrictions with regard to the rights granted to the Buyer under this Agreement. Except as set forth on the Company Disclosure Schedule, each of the Company's employees and any other Person who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed any trade secrets of the Company, or who have knowledge of or access to information related to them, have entered into appropriate confidentiality agreements, copies of which will, at least twenty (20) days prior to the Closing Date, have been provided to the Buyer. All material trade secrets of the Company are currently protectable and are not part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of, the Company.

          3.11 Customer Lists. The Company has provided the Buyer access to a complete and accurate list of each of the material customers of the Company. The relationships between the Company and its active customers and suppliers are, in the aggregate, in good standing, and since December 31, 1994, no material customer or supplier has canceled or terminated, or, to the Knowledge of the

          Company, threatened to cancel, terminate or change its relationship with the Company in any manner adverse to the Company.

          3.12 Benefit Plans and Arrangements.

          (a) Except as set forth in the Company Disclosure Schedule, or as otherwise contemplated by this Agreement, the consummation of the Contemplated Transactions will not result in any payment (whether of severance pay or otherwise) becoming due from the Company to any employee, consultant or other third party.

          (b) The Company Disclosure Schedule lists all pension, retirement, stock purchase, stock option, stock bonus, savings or profit sharing plan, individual employment agreement, bonus or incentive compensation programs, deferred compensation agreements, severance pay plans, consultant, bonus, or group insurance contracts, or any other material incentive, welfare or employee benefit plan, or similar arrangement, understanding or course of dealing, including all employee benefit plans and employee pension benefit plans as defined in Section 3(3) of ERISA (the "Employee Plans").

          (c) With respect to the Employee Plans, the Company will, at least twenty (20) days prior to the Closing Date, have delivered or made available to the Buyer copies of any: (1) plans and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report; (iii) annual reports on Form 5500 which were filed in each of the most recent three (3) plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (iv) Form PBGC-1 which was filed in each of the most recent three
(3) plan years; (v) the most recent actuarial valuation; and (vi) the most recent determination letter received from the IRS. Such financial statements fairly present the financial condition of each Employee Plan in accordance with United States generally accepted accounting principles applied on a consistent basis. All Employee Plans have been administered in substantial compliance with their terms, ERISA to the extent applicable, and, where applicable, Section 401 of the Code.

          (d) No event of the type set forth in Section 4043(b) of ERISA has occurred and is continuing with respect to Employee Plans except insofar as such an event may arise as a result of the consummation of the Contemplated Transactions or would not have a material adverse effect upon the Company's business, financial position or operating results. There exists no material violation of ERISA with respect to the filing of reports, documents, and notices regarding the Employee Plan participants or beneficiaries. No action, suit, or proceeding is pending, nor, to the Knowledge of the Company, is any threatened or imminent, with respect to the assets of any of the trusts under any Employee Plan. All amendments required to bring an Employee Plan into conformity, in all applicable and material respects, with ERISA have been made. Any bonding with respect to an Employee Plan required under ERISA is in full force and effect. To the Knowledge of the Company, the Company has not incurred any liability, pursuant to Subtitle A of Title IV of ERISA, to the Pension Benefit Guaranty Corporation.

          (e) No breach of fiduciary responsibility has occurred with respect to any of the Employee Plans other than such breach, if any, which would not have a material adverse effect on the Company's business, financial position or operating results. There is no suit, litigation or claim (other than routine benefit claims) pending or, to the Knowledge of the Company, threatened against the Company or any fiduciary of any Employee Plan involving any Employee Plan or against any such plan or its assets by any employee or former employee (or beneficiary thereof) of the Company which individually or in the aggregate would adversely affect the financial condition of any such Employee Plan.

          3.13 Compliance with Laws; Legal Proceedings.

          (a) The Company is not in violation of, or in default with respect to, any term or provision of (i) its Certificate of Incorporation or Bylaws, or (ii) any judgment, writ, order, injunction, or decree of any court or of any federal, state, or municipal agency or authority in any case or proceeding expressly naming the Company.

          (b) To the Knowledge of the Company, the Company and its operations are in compliance with applicable statutes, ordinances, regulations, requirements and orders of the federal government and of all states, municipalities, and agencies thereof, and of all other authorities having jurisdiction in respect of any of its assets or operations (including any applicable foreign government or agency or subdivision thereof), except where the failure to do so would not have a material adverse effect on the Company.

          (c) The Company has not been threatened with, nor is it a party to, directly or indirectly, nor, to the Knowledge of the Company, is there any set of facts that is likely to give rise to, any material legal action, governmental investigation, or other proceeding (governmental or private), including investigations, inquiries, citations, complaints, orders or stipulations by any federal, state or local agency or governmental unit, and there are no judgments, orders, restrictions or decrees of a continuing nature outstanding against the Company. The Company has not been threatened with, nor, to the Knowledge of the Company is there any set of facts that is likely to give rise to, a charge of any material violation of any provision of any federal, state, local or other law (including common law), or administrative regulations in respect of its business or property.

          3.14 Contracts and Obligations. The Company Disclosure Schedule sets forth a true and complete list of the following agreements and instruments to which the Company is a party: (a) all executory contracts, agreements and instruments having a total contract price in excess of $50,000; (b) all contracts, agreements or instruments which are in the nature of teaming agreements, joint venture agreements, non-compete agreements, franchise agreements, exclusive license agreements or other similar agreements restricting access to any business opportunity of the Company; (c) all loan or debt agreements, guarantees, indemnities and bonding commitments; (d) all license or technology transfer agreements; (e) all leases, subleases and equipment leases, having a total contract price in excess of $50,000; (f) all agreements between the Company, on the one hand, and any of the officers, directors or stockholders; (g) all material agreements between the Company, on the one hand, and any other employees of the Company on the other hand; (h) all material licenses or permits issued by any government agency or authority for the benefit of the Company and/or one or more of the Company Subsidiaries; (i) any


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

management or consultation  agreement not terminable at will without  liability;
(j) any contracts or agreements requiring the payment of fees or commissions in connection with any sale of all or substantially all of the Company's stock or assets or any sale of a substantial interest in the Company; and (k) any other agreement which materially affects the Company's business, financial position or operating results or which was entered into other than in the Ordinary Course of Business (collectively, the "Material Contracts"). The Company has delivered to the Buyer true and complete copies of each of the Material Contracts. The Company is not in material violation of, or in default with respect to, any Material Contract and the Material Contracts are valid, binding and enforceable, subject only to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and subject, as to enforceability, to general principles of equity. To the Knowledge of the Company, the relationships between the Company and the other parties to each of the Material Contacts are in good standing, and no such other contract party has canceled or terminated, or threatened to cancel, terminate or change in any manner adverse to the Company such relationship or the terms of any Material Contract.

          3.15 Employee Relations.

          (a) The Company has no union or collective bargaining agreement, any contract or other agreement with any labor organization or with any employee or consultant which is not terminable at will by the Company, without liability, and no such contract or agreement is under discussion by management of the Company with any employee or consultant. There are no pending or threatened (i) strikes, work stoppages, slowdowns or picketing respecting employees of the Company, (ii) unfair labor practice complaints against the Company, or (iii) statutes, contracts or agreements, domestic or foreign, which will obligate the Company to make any severance payments as a consequence of the execution of this Agreement or the consummation of the Contemplated Transactions.

          (b) The Company has not received notice that there is any key employee who intends to leave the Company's employ as a result of, or at the conclusion of, the Contemplated Transactions. The Company's relationship with its employees is good.

          3.16 Insurance3.16 Insurance3.16 Insurance. The properties and risks of the Company are covered by valid and currently effective insurance policies issued in favor of the Company, which policies are set forth on the Company Disclosure Schedule, and the Company is included as an insured party under such policies, with full rights as loss payee. The Company Disclosure Schedule contains a list and brief description of each insurance policy (copies of which have been previously provided to the Buyer) maintained with respect to the Company (or such corporation's assets or operations), which provides continuing coverage as of the date hereof. The Company Disclosure Schedule also includes a list and brief description of individual claims in excess of $10,000 now pending or made during the 36-month period immediately preceding the date of this Agreement, by or on behalf of the Company under any insurance policies.

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

          3.17 Environmental Compliance.

          (a) The Company has all material permits, licenses and other authorizations required under applicable laws and regulations relating to pollution control and protection of the environment necessary for the operation of its Facilities. The Company is not in material violation of any of the terms or conditions of any such permits, licenses, leases, or authorizations. To the Knowledge of the Company, the Company has not acted or failed to act in violation of any law or regulation, order or other requirement of governmental authorities with respect to the pollution or the atmosphere, surface water, groundwater and noise, the handling of toxic or hazardous waste material or other matters related to the environment. There are no pending or, to the Knowledge of the Company, threatened civil or criminal actions, notices of violations or administrative proceedings relating to pollution control or protection of the environment that would have a material adverse effect on the business or financial condition of the Company.

          (b) To the Knowledge of the Company, there are no material conditions, circumstances, activities, practices, incidents, actions or plans which would be reasonably likely to interfere with or prevent compliance or continued compliance by the Company with any environmental laws currently in force or with any existing regulation, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or other legal liability, including without limitation, liability under the Comprehensive Environmental Response,
Compensation and Liability Act ("CERCLA") or similar state, foreign or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation of or against the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the workplace or the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous material, substance or waste on any properties owned or leased by, or under the direct control of, the Company. Without in any way limiting the foregoing, no release, emission or discharge to the environment of any hazardous substance (as that term is currently defined under CERCLA or under any applicable analogous state law ("Hazardous Substance")) has occurred or is currently occurring in connection with any action or failure to act on any properties owned or leased by, or under the direct control of, the Company which has or could give rise to any liability of the Company.

          3.18 Advances;  Related Party Transactions.

          (a) There are no receivables of the Company owing by any directors, officers, employees or consultants of the Company or to any affiliate of any such Company person or entity, other than advances by the Company in the ordinary course of business to officers and employees for reimbursable business expenses.

          (b) No stockholder, officer, director or employee of the Company, nor any member of the Family of any such stockholder, officer, director or employee owns, or since December 31, 1993, has owned, directly or indirectly, any interest exceeding five percent (5%) in (a) any business, corporate or other, which is material party to any material business arrangement with the Company or
(b) any material property or rights, tangible or intangible, used in the business of the Company. No stockholder, officer, or director of the Company, owns, directly or indirectly, any interest in, or is an officer or director of, any business, corporate or other (other than as a stockholder of a public company), which competes with the Company.

          3.19 Powers of Attorney. The Company Disclosure Schedule contains a complete list of all powers of attorney (or similar instruments or authorizations) granted by the Company to any person or entity. All such powers of attorney (or similar instruments or authorizations) are subject to termination or revocation by the Company at any time, without notice to any other person or entity and without penalty.

          3.20 No Brokers. The Company has not entered into and will not enter into any contract, agreement or understanding with any Person, except for Raymond James & Associates, Inc. (a copy of which contract has been provided to Buyer), which may result in the obligation of the Company or the Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the Contemplated Transactions

          3.21 Other Agreements to Sell the Company. Except as set forth herein, the Company has no legal obligation, absolute or contingent, to any person or firm to sell any capital stock of the Company or to effect any merger, consolidation or other reorganization, or disposition of all or substantially all the assets, of the Company.

          3.22 Banking Relationships. The Company Disclosure Schedule correctly and completely lists all banks and accounts in such banks, with which the Company has deposits, indicating the names of those authorized to sign documents with respect to such accounts as of the date of the most recently approved banking resolution with respect to each.

          3.23 Information Supplied. Neither this Agreement, the Company Financial Statements, the Company Disclosure Schedule, the Exhibits attached to this Agreement, nor any other certificate, statement or document furnished or to be furnished by the Company or the Sellers pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact known to the Company or the Sellers, respectively, or omits or will omit to state a material fact known by the Company or the Sellers respectively necessary to make the statements contained in such information not misleading in light of the circumstances under which such statements were made.

          3.24 Execution and Performance of Agreement. Except as set forth on the Company Disclosure Schedule, the signing and performance by the Company of this Agreement, including all other agreements and instruments specifically referred to herein, and the consummation of the Contemplated Transactions, will not violate any provision of, or result in the breach of or constitute a default under any law, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal or of any contract, agreement, or instrument to which the Company is bound, except where the failure to do so will not have a material adverse effect on the Company. Except for those required by that certain Agreement between the Company and Technair SRL ("Technair") dated as of July 26, 1995 (the "Technair Agreement"), all material consents, licenses, authorizations or permissions necessary to the performance of this Agreement, the other agreements and instruments referred to herein, and the Contemplated Transactions have been obtained or will be obtained prior to the Closing Date. This Agreement and each other agreement executed and delivered by the Company and the Sellers pursuant to the terms of this Agreement, have been or by the Closing will be duly executed and delivered by the Company and the Sellers and upon such execution constitute legal, valid and binding obligations of the Company and the Sellers, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights, rules or laws concerning equitable remedies.

          4. Representations and Warranties of Sellers. Each Seller, as to himself, herself or itself only, represents and warrants, as of the Date of the Deposit, and except as set forth on the Company Disclosure Schedule, to the Company and Buyer as follows:

          4.1 Ownership of Shares and Options. Except as set forth in the Company Disclosure Schedule, the Seller owns of record and beneficially the number of Common Shares, Preferred Shares and Options, indicated opposite such Seller's name in Exhibit A or Exhibit B hereto, as applicable, with full right and authority to sell or exchange, as applicable, such securities hereunder, and upon delivery of such Shares and/or Options hereunder, the Buyer or the Company as the case may be, will receive good title thereto, free and clear of all mortgages, pledges or security interests and not subject to any agreements or understandings among any Persons with respect to the voting or transfer of such securities other than those arising under agreements to which Buyer is a party

          4.2 Execution, Delivery and Enforceability of Agreement; No Violation. This Agreement has been duly executed and delivered by or on behalf of the Seller, and at the Closing any other documents required hereunder to be executed and delivered by or on behalf of the Seller will have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Any other agreements or documents required hereunder to be executed and delivered by the Seller at Closing will constitute the legal, valid and binding agreements of the Seller executing the same, enforceable against such Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Neither the execution of this Agreement nor the consummation of the Contemplated Transactions by the Seller will violate, or constitute a default under, or permit the acceleration of maturity of, except to the extent waived, any indentures, mortgages, promissory notes, contracts or agreements to which such Seller is a party or by which such Seller or such Seller's properties are bound.

          4.3 Information Supplied. To the Knowledge of such Seller, neither this Agreement, the Company Financial Statements, the Company Disclosure Schedule, the Exhibits attached to this Agreement, nor any other certificate or document furnished or to be furnished by the Company or the Sellers pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact known to the Seller or the Company, respectively, or omits or will omit to state a material fact necessary to make the statements contained in such information not misleading in light of the circumstances under which such statements were made.

          4.4 Residence and Domicile. The Seller is a resident of, and domiciled in, the State indicated on Exhibit A or Exhibit B hereto, as applicable, as being the residence of such Seller.

          4.5 Brokers or Finders. Except as set forth in Section 3.20 above, neither the Seller or any of such Seller's agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

          5. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers and the Company, as of the date hereof and except as set forth in the Buyer's Disclosure Schedule, as follows:

          5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

          5.2 Execution, Delivery and Enforceability of Agreement; No Violation. This Agreement has been duly executed and delivered by or on behalf of the Buyer, and at the Closing any other documents required hereunder to be executed and delivered by or on behalf of the Buyer will have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Any other agreements required hereunder to be executed and delivered by the Buyer at Closing will constitute the legal, valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Neither the execution of this Agreement nor the consummation of the transactions provided for herein by the Buyer will violate, or constitute a default under, or permit the acceleration of maturity of, except to the extent waived, any indentures, mortgages, promissory notes, contracts or agreements to which the Buyer is a party or by which the Buyer or its properties are bound. Except as set forth in the Buyer's Disclosure Schedule, Buyer is not and will not be required to obtain any Consent from any

Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          5.3 Investment Intent. Buyer is acquiring the Shares and Options from the Selling Stakeholders for its own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act. Buyer is a sophisticated business entity, experienced in the business of the Company and is able to evaluate the merits and risks of acquiring the Shares and Options.

          5.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

          5.5 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          5.6 Information Supplied. Neither the Buyer's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, nor Quarterly Reports on Form 10-Q for the quarters ending March 31, 1995, June 30, 1995 or September 30, 1995 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

          5.7 No Material  Change.  Since September 30, 1995,  there has been no
material  adverse  change  in  the  Buyer's  business,   financial  position  or
operations.

          6.  Covenants  of the  Company  and  Sellers  Prior to Closing  Date.

          6.1 Conduct of Business Pending Closing. Except as contemplated by this Agreement or otherwise agreed to by the Buyer in writing, prior to Closing, the Company hereby covenants and agrees as follows:

          (a) The Company will carry on its business in the Ordinary Course of Business and, without limiting the generality of the foregoing, (i) not sell, assign, lease, pledge, mortgage, encumber or otherwise dispose of or grant any preferential rights in any of its assets, or incur or become obligated to pay, any liabilities, except in the Ordinary Course of Business, (ii) not pay or prepay any obligation or liability (fixed, contingent or otherwise), or discharge or satisfy any lien or encumbrance, or settle any liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Company Financial Statements and current liabilities incurred since December 31, 1995 in the Ordinary Course of Business or current non-material liabilities, (iii) except for individual expenditures and commitments made in the Ordinary Course of Business and involving amounts not exceeding $100,000, not make any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, (iv) use its Best Efforts to continue in effect all existing policies of insurance (or comparable insurance) of or relating to the Company, (v) make such advances to, and investments in, each of the Company Subsidiaries as are reasonably necessary for the proper operation of the Company and each such Company Subsidiary, (vi) keep proper books of record and account necessary to prepare financial statements in accordance with GAAP and (vii) not amend or terminate any Material Contract in a manner that would have a material adverse effect on the business, financial position or operating results of the Company or amend any contract, agreement or license to which it is a party, which amendment would make it a Material Contract, unless such amendment would not have a material adverse effect on the business, financial condition or operating results of the Company and would not extend the term of such contract, agreement or license by more than one year.

          (b) Except as required by Section 8.2, no change will be made in the authorized or issued and outstanding capital stock of the Company, and the Company shall not issue or commit to issue any option, warrant, note, bond or other security convertible into shares of the Company's capital stock.

          (c) Except as set forth in the Company Disclosure Schedule, no increase will be made in the compensation payable or to become payable by the Company to any of its directors, officers, employees, agents, consultants or stockholders, including any stock options, bonus payments or other benefits.

          (d) The Company will not effect or agree to effect any amendment or supplement to, or extension of, any Employee Plan.

          (e) Except as required to make the  representations  and warranties in
Section 3.1(b) accurate, the Company will not acquire any equity securities or similar interest in any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire the assets or liabilities of any of the foregoing, or merge, consolidate or otherwise combine with any other corporation or other business entity, or enter into any agreement providing for any of the foregoing.

          (f) The Company will not enter into or agree to enter into any other contracts, licenses or other transactions other than in the Ordinary Course of Business and, without limiting the generality of the foregoing, not enter into or agree to enter into any contracts, agreements or instruments which are in the nature of joint venture agreements, non-compete agreements, franchise agreements, exclusive license agreements, or other similar agreements.

          (g) Except as required by currently existing agreements, the Company will not declare or pay any dividend on the outstanding shares of the Company's capital stock in cash, stock or property or redeem, repurchase or otherwise acquire any shares of the Company's capital stock or enter into any agreement providing for any of the foregoing.

          (h) The Company and the Sellers will not solicit or initiate proposals or offers from any person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, the Company or any of the Company Subsidiaries, or any merger, consolidation, business combination or similar transaction with the Company or any of the Company Subsidiaries, or participate in any negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

          (i) No change will be made with respect to the banking or safe deposit arrangements of the Company:

          (j) The Company will use its Best Efforts to keep intact the organization of the Company; to keep available the services of the Company's present employees; and to preserve the goodwill of its suppliers, customers and others having business relations with the Company; and

          (k) The Company will timely file all required material tax returns and promptly pay all federal, state and local tax assessments and governmental charges lawfully levied or assessed upon it or upon its properties, or upon any part thereof, which have become due and payable, and the Company will withhold from its employee's wages and pay over all federal and state taxes required to be withheld and paid over.

          6.2 Advice of Changes. Prior to the Closing Date, the Company will promptly advise the Buyer in writing of (i) any known event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on and as of the date of such event or the Closing Date, untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event), and (ii) any material adverse change in the business, financial position or operating results of the Company occurring subsequent to the date of this Agreement.

          6.3 Access and Information. The Company will, at all reasonable times prior to the Closing Date and upon reasonable notice from Buyer, open its offices, books, accounts and records, including policies, claims of creditors, and obligations of the Company, and will, upon reasonable notice from Buyer, provide free access to the Company's management to discuss the Company's business operations, assets, liabilities, actual or potential litigation and claims, properties and prospects, to working papers, files and records of its accountants, each for full and unrestricted examination and inspection by the Buyer, its officers, attorneys or accountants. Without in any way limiting the foregoing, the Company shall, upon the reasonable request of the Buyer, allow the Buyer and its representatives access to any property owned or leased by the Company or the Company Subsidiaries for the performance of an environmental audit (the "Environmental Audit"). No such examination or inspection shall in any way affect, diminish or terminate any of the representations or warranties of the Company or the Sellers hereunder or the right of the Buyer to rely thereon.

          6.4 Reasonable Efforts. Subject to the terms and conditions herein provided, the Company and each Seller shall use his, her or its Best Efforts to
(a) cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by him, her or it and (b) cause to be performed all of the matters required of him, her or it at the Closing.

          6.5 Supplements to Company Disclosure Schedule. Sellers and the Company shall have the right, from time to time, on or prior to the Closing, to supplement the material set forth in the Company Disclosure Schedule initially delivered by the Company to Buyer. Any references to the Company Disclosure
Schedule in this Agreement or in any other document entered into in connection with this Agreement shall mean the Company Disclosure Schedule as fully amended and supplemented on or prior to the Closing Date.

          7. Covenants of Buyer Prior to Closing Date.

          7.1 Access to Information. Between the date of this Agreement and the Closing Date, Buyer will afford Sellers and their Representatives full and free access, upon the request of Sellers, to copies of Buyer's public filings under the Securities Act, the Exchange Act, and other information as Sellers and their Representatives shall reasonably request.

          7.2 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and
(b) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Company Disclosure Schedule.

          7.3 Supplements to Schedules. Buyer shall have the right, from time to time, on or prior to the Closing, to supplement the material set forth in any schedule initially delivered to the Company or the Sellers pursuant to this Agreement. Any references to the Buyer Disclosure Schedule in this Agreement or in any other document entered into in connection with this Agreement shall mean such schedules as fully amended and supplemented on or prior to the Closing Date.

          7.4 Best Efforts. Subject to the terms and conditions herein provided, the Buyer shall use its Best Efforts to (a) cause to be fulfilled and satisfied by it all of the conditions to the Closing to be fulfilled or satisfied by it and (b) cause to be performed all of the matters required of it at Closing.

          7.5 Advice of Changes. Prior to the Closing Date, the Buyer will promptly advise all of the other parties hereto in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Buyer contained in this Agreement, if made on and as of the date of such event or the Closing Date, untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event), and (ii) any material adverse change in the business affairs of the Buyer occurring subsequent to the date of this Agreement.

          7.6 Discussions with Technair. Buyer shall give Mark H. Shipps the right to participate in all meetings or discussions which include Technair and Buyer following the execution of this Agreement. Buyer shall use its Best Efforts to facilitate cooperative and productive discussions among Technair, the Company, Buyer and Wheelabrator EOS, Inc. and, if necessary, shall reasonably cooperate to transition Technair to a new distributor if Technair and the Company agree that the Company's exclusive rights to distribute Technair's products in the U.S. shall be modified or terminated.

          8. Conditions Precedent to Buyer's Obligation to Close. Buyer's obligation to purchase the Shares and the Options from the Selling Stakeholders and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          8.1 Accuracy of Representations. Each of the representations and warranties in Sections 3 and 4 of this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the Date of the Deposit, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          8.2 Conversion; Exchange.

          (a) The Selling Stakeholders shall have converted their Preferred Shares into Common Shares which conversion may be contingent upon, and effective as of the time of, the Closing. Upon the consummation of the Contemplated Transactions, (i) Buyer will own all of the outstanding stock of the Company, which shall consist of 2,921,481 Common Shares, and (ii) all of the Options shall be cancelled at the Closing.

          (b) The Management Stakeholders shall have exchanged their Common Shares and their Options into the Notes, as contemplated by this Agreement.

          8.3 Material Changes. There shall be no material adverse changes to the business, financial condition or operating results of the Company since the Date of the Deposit.

          8.4 Sellers' and the Company's Performance.

          (a) All of the covenants and obligations that the Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each Seller or the Company, as the case may be, must have delivered each of the documents required to be delivered by such Seller pursuant hereto and each of the other covenants and obligations in required to be performed by Seller or the Company must have been performed and complied with in all material respects.

          8.5 Consents. Each of the Consents required to be obtained pursuant to
Section 3.24 hereof to consummate the Contemplated Transactions must have been obtained and must be in full force and effect.

          8.6 Additional Documents. Sellers must have caused the following documents to be delivered to Buyer:

          (a) resolution of the Board of Directors of the Company authorizing the Contemplated Transactions, certified by the Secretary of the Company;

          (b) certificates of good standing from their respective states of incorporation for the Company and each of the Company Subsidiaries as of a date no more than ten (10) days prior to the Closing Date.

          8.7 Termination of Stockholders' Agreement8.7 Termination of Stockholders' Agreement8.7 Termination of Stockholders' Agreement. The Stockholders' Agreement, dated as of June 12, 1990, by and among the Company and certain of its stockholders (including any subsequent amendments thereto) shall have been terminated.

          8.8 No Proceedings8.8No Proceedings8.8 No Proceedings. Except for matters arising out of the Technair Agreement, since the date of this Agreement, there must not have been commenced or threatened in writing against Buyer or the Company, or against any Person affiliated with Buyer or the Company, any Proceeding (a) involving any material challenge to, or seeking material damages or injunctive relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions; provided however that this Section 8.7 may not be relied upon by Buyer and this condition will be deemed to have been waived by Buyer if Sellers agree to proceed to close hereunder and to indemnify Buyer in full against any damages that may be incurred by reason of any claim described in this Section 8.8 without regard to the limitations on indemnification set forth in Section 12.2 below.

          8.9 Approval of this Agreement by Company Board of Directors. This Agreement and the agreements referenced herein must be approved by the Board of

Directors of the Company and the stockholders of the Company, if required by applicable law or the Company's Certificate of Incorporation or Bylaws.

          8.10 Company  Disclosure  Schedule.  The Company  shall have  provided
Buyer full and complete and final copies of the Company Disclosure Schedule which shall reflect no material adverse changes in the Company's business or financial condition from the Date of the Deposit.

          8.11 Execution by Sellers. All of the Sellers listed on Exhibit A and Exhibit B hereto shall have executed this Agreement.

          8.12  Employment  Agreementnt.  The Employment  Agreement  required by
Section 2.6 hereof shall be in full force and effect.

          8.13 Resignations of Directors. All directors of the Company, with the exception of Mark H. Shipps, shall have resigned effective as of the Closing Date.

          8.14 Notes. The Notes shall have been executed and delivered by the Company to the Management Stakeholders.

          8.15 Note Agreement. A Note Agreement shall have been executed by each of the Management Stakeholders.

          9. Conditions Precedent to Sellers' Obligation to Close. Sellers' obligations to sell or exchange the Shares and/or Options, as the case may be, and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers holding a majority of the Shares, in whole or in part):

          9.1 Accuracy of Representations. All of Buyer's representations and warranties in Section 5 (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          9.2 Approval of this Agreement by Board of Directors. This Agreement and the agreements referenced herein must be approved by the Board of Directors of the Company.

          9.3 Buyer's Performance.

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.

          9.4 Consents. Each of the Consents required to be obtained pursuant to
Section 3.24 hereof to consummate the Contemplated Transactions must have been obtained and must be in full force and effect.

          9.5 Note Agreement. The Buyer shall have executed and delivered the Note Agreement in the form attached hereto as Exhibit D.

          9.6 Cancellation of the Options. At the Closing, each of the Buyer and the Company shall cancel all of the Options acquired by it pursuant to this Agreement.

          9.7 No Material Adverse Change. There shall have been no material adverse change in Buyer's business, financial condition or operating results from the date of this Agreement.

          9.8 Buyer's Disclosure Schedule. The Buyer shall have provided the Company full and complete copies of Buyer's Disclosure Schedule which shall reflect no material adverse changes in Buyer's business, financial condition or operating results from the date of this Agreement.

          9.9  Additional  Documents.  Buyer must have caused to be delivered to
Sellers:

          (a) resolution of the Board of Directors of the Buyer authorizing the Contemplated Transactions, certified by the Secretary of Buyer; and

          (b) Certificates of good standing for the Buyer as of a date no more than ten (10) days prior to the Closing Date.

          9.10 No Proceedings. Except for matters arising out of the Technair Agreement, since the date of this Agreement, there must not have been commenced or threatened in writing against the Company or any Seller, or against any Person affiliated with the Company or any Seller, any Proceeding (a) involving any material challenge to, or seeking material damages or injunctive relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions; provided however that this Section 9.9 may not be relied upon by the Company or Sellers and this condition will be deemed to have been waived by the Sellers and the Company if Buyer agrees to proceed to close hereunder and to indemnify the Company and Sellers in full against any damages that may be incurred by reason of any claim described in this Section.

          9.11 Execution. The Sellers listed on Exhibit A and Exhibit B shall have executed this Agreement.

          9.12  Employment  Agreement.  The  Employment  Agreement  required  by
Section 2.6 hereof shall be in full force and effect.

          10. Covenants After the Closing Date.

          10.1 Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with:

          (a) any of the Contemplated Transactions; or

          (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Company or the Company Subsidiaries, then the other party shall cooperate with it and its counsel in the defense or contest, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification under Section 12 hereof).

          10.2 Employment Incentives1. For a period of at least three (3) years following the Closing, employees of the Company shall continue to receive performance-based compensation generally consistent with the practice of the Company in the years prior to the Closing.

          11. Termination11.

          11.1 Automatic Termination Events. This Agreement will terminate, as of 5:00 p.m. Pacific time, on February 12, 1996, without any further action by any party hereto, if the Deposit is not received by the Escrow Agent on or before such date and time.

          11.2 Other Termination Events. This Agreement may also be terminated after the Date of the Deposit:

          (a) by written notice delivered to the other parties hereto at or prior to the Closing

          (i) by (A) Buyer if a Breach of any provision of this Agreement has been committed by any Seller or by the Company or (B) the Company if a Breach of any provision of this Agreement has been committed by the Buyer, and such Breach set forth in (A) or (B) has not been waived, or cured within ten (10) days after receipt of written notice of such Breach by the party against whom such Breach is alleged; provided, however, that the Buyer shall not be permitted to terminate this Agreement based on any Breach by the Company or Seller which relates in any manner to Technair unless Buyer can demonstrate that such Breach resulted primarily from actions of the Company and/or Sellers unrelated to this Agreement, the Contemplated Transactions or Buyer's discussions with Technair; or

          (ii) by the Buyer if the supplements to the Company Disclosure Schedule, made pursuant to Section 6.5, disclose a material adverse change in the business, financial position or operating results of the Company, from that set forth on the Company Disclosure Schedule as delivered to the Buyer on the date hereof and supplemented on or before the Date of the Deposit;

          (b) by written notice delivered to the other parties hereto at or prior to the Closing

          (i) by Buyer if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

          (ii) by Sellers owning a majority of the Shares or the Company, if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers or the Company to comply with their obligations under this Agreement) and Sellers and the Company have not waived such condition on or before the Closing Date;

          (c) by mutual consent of Buyer and the Company; or

          (d) by written notice delivered to the other parties hereto at any time after March 15, 1996 by the Buyer, the Company or Sellers holding a majority of the Shares, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 15, 1996 or such later date as the parties may agree upon.

          11.3 Effect of Termination.

          (a) In the event of the  termination  of this  Agreement  pursuant  to
Section 11.1, no party shall have any liability to any other party hereunder; provided, however, that the obligations in Sections 13.1, 13.2 and 13.3 shall survive.

          (b) Each party's right of termination under Section 11.2 after the Date of the Deposit is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.2, all further obligations of the parties under this Agreement will terminate, except as follows:

          (i) The obligations in Sections 13.1, 13.2 and 13.3 will survive;

          (ii) The obligations of Buyer pursuant to Section 12.3(a) will survive if Buyer has paid the Deposit and either this Agreement has been terminated due to a Breach by Buyer or this Agreement has been terminated by Buyer for any reason other than a Breach by the Company or any Seller;

          (iii) If this Agreement is terminated by a party because of the Breach of the Agreement by another party the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

          (c) In the event that this Agreement is terminated pursuant to Section 11.2, the Escrow Agent shall take the following actions with respect to the
Deposit:

          (i) If Buyer has terminated the Agreement because of a Breach of the Agreement by the Company or by the Sellers, the Escrow Agent shall pay the Deposit to the Buyer;

          (ii) If Buyer and the Company mutually agree to terminate the agreement, the Escrow Agent shall pay the Deposit to the Buyer;

          (iii) If the Company or the Sellers have terminated the Agreement because of a Breach of the Agreement by Buyer, the Escrow Agent shall pay the Deposit to the Company; and

          (iv) If the Company or the Sellers have terminated the Agreement for any reason other than a Breach of the Agreement by Buyer, the Escrow Agent shall pay the Deposit to the Buyer.

          12. Indemnification; Remedies.

          12.1 Survival. Notwithstanding any investigation conducted before or after the Closing Date, the parties hereto will be entitled to rely upon the representations and warranties of the other parties hereto set forth in this Agreement (as modified by each party's Disclosure Schedule attached as an Exhibit to this Agreement). All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive until the date one (1) year after the Closing Date, at which time the representations and warranties set forth in this Agreement and all liability of the parties hereto with respect to those representations and warranties will terminate; provided, however, that thereafter a party hereto will remain liable with respect to any claim of Breach of a representation or warranty provided such claim has been asserted in writing (specifying in reasonable detail the basis and amount of such claim) on or before the date one (1) year after the Closing Date until such time as said claim has been finally decided, settled, or adjudicated.

          12.2 Indemnification and Reimbursement by Sellers.

          (a) In the event the Company or any of the Sellers commits a Breach of any of his, her or its representations or warranties or commits a Breach of any of his, her or its covenants or obligations contained in this Agreement and provided that Buyer makes a written claim for indemnification against the Sellers within one (1) year after the Closing Date then, subject to the limitations set forth in Section 12.2(b), each of the Sellers set forth on Exhibit G (the "Indemnifying Sellers"), severally in the percentages and up to the amounts set forth on Exhibit G, agrees to indemnify and hold harmless Buyer, the Company and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the "Buyer's Indemnified Persons"), and will reimburse the Buyer's Indemnified Persons for any loss, liability, claim, damage, and expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third party claim (collectively, "Damages"), which the Buyer's Indemnified Persons may suffer through and after the date of the claim for indemnification, arising from or in connection with any Breach of any representation or warranty, or covenant made by the Company or the Sellers in this Agreement. Subject to the foregoing and the limitations set forth in Section 12.2(b), each Seller shall be solely responsible for a Breach of such Seller's representations and warranties under Section 4 hereof and no other Seller shall have any liability therefor.

          (b) The obligation of the Indemnifying Sellers to indemnify the Buyer's Indemnified Persons pursuant to Section 12.2(a) shall be subject to the conditions and limitations of this Agreement including, without limitation, the following:

          (i) The Buyer's Indemnified Persons shall not be entitled to indemnification hereunder unless the aggregate Damages exceed $150,000 and then such indemnification obligation shall extend only to the amount of such excess; provided, however, that if a single Breach of any representation or warranty has resulted in Damages exceeding $150,000, then the indemnification obligation of the Indemnifying Sellers pursuant to Section 12.2(a) shall not be limited by this Section 12.2(b)(i);

          (ii) The indemnification obligation of any Management Stakeholder shall be payable in cash or at such Management Stakeholder's option, through a setoff reduction in the principal amount of the Note held by such Management Stakeholder;

          (iii) In no event shall the Indemnifying Sellers be required to indemnify the Buyer's Indemnified Persons for any Damages after the Indemnifying Sellers have, in the aggregate, paid indemnification obligations (whether in the form of cash or a setoff of the Notes) aggregating $1,500,000;

          (iv) Indemnifying Sellers shall not be required to indemnify the Buyer's Indemnified Persons for any Breach which relates in any manner to Technair unless Buyer can demonstrate that such Breach resulted primarily from actions of the Company and/or the Sellers unrelated to this Agreement, the Contemplated Transactions or Buyer's discussions with Technair;

          (v) The indemnification provided by the Sellers in this Section 12 to the Buyer's Indemnified Persons shall be the sole remedy of the Buyer's Indemnified Persons for any claims relating to the Contemplated Transactions except in the event of fraud by the Sellers or the Company.

          12.3  Indemnification  and Reimbursement by Buyer.

          (a) In the event that the Company, any of the Sellers or any of the directors of the Company are subject to any damages arising out of the Technair Agreement as a result of this Agreement or the Contemplated Transactions, ("Technair Damages") then the Buyer agrees to indemnify and hold harmless such Sellers and directors of the Company and each of them, and their respective heirs, representatives, fiduciaries, controlling persons and affiliates (collectively, the "Sellers' Indemnified Persons"), and will reimburse the Sellers' Indemnified Persons from any Technair Damages which the Sellers' Indemnified Persons may suffer through and after the date of the claim for indemnification.

          (b) In the event the Buyer commits a Breach of any of its representations and warranties or commits a Breach of any of its covenants or obligations contained in this Agreement and provided that the Sellers make a written claim for indemnification against the Buyer within one (1) year after the Closing Date, the Buyer agrees to indemnify and hold harmless the Sellers Indemnified Persons and will reimburse the Sellers' Indemnified Persons for Damages, which the Sellers' Indemnified Persons may suffer through and after the date of the claim for indemnification, arising from and in connection with any Breach of any representation or warranty or covenant made by Buyer in this Agreement.

          12.4 Procedure for Indemnification of Third Party Claims.

          (a) Promptly after receipt by an indemnified party under Section 12.2 or Section 12.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the indemnifying party is prejudiced by the indemnified party's failure to give such notice, and then only to the extent of such prejudice.

          (b) If any Proceeding referred to in Section 12.4(a) is brought against an indemnified party and such indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to actively participate in such Proceeding and, to the extent that the indemnifying party wishes (unless the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, from and after notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of such Proceeding, the indemnifying party will not, as long as the indemnifying party diligently conducts such defense, be liable to the indemnified party under this Section 12 for any fees of counsel (other than that selected by the indemnifying party) or any other expenses with respect to the defense of such Proceeding, in each case incurred by the indemnified party subsequent to such notice of election from the indemnifying party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, which shall not be unreasonably withheld, unless (A) there is no finding or admission of any violation of Legal Requirements or any material violation of the rights of any Person and no material effect on any claims than may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnifying party will have no liability with respect to any compromise or settlement of such claims effected without its consent, which shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty (20) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Sellers and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified person for purposes of any claim that an indemnified person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers or Buyer with respect to such a claim anywhere in the world. Nothing in this Section 12.4(d) shall be construed as in any way affecting the terms of Section 13.5 hereof.

          12.5 Benefits. The amount of any Damages payable by either party hereunder shall be reduced by any net tax benefit or other benefit received by the indemnified party as a result of such claim or proceeding which gave rise to the Damage obligation of the indemnifying party. The indemnified party shall have the obligation to reasonably mitigate the losses to the indemnifying party from any claim for Damages.

          12.6 Insurance Proceeds. In determining the amount of any Damages or expenses for which any party is entitled to indemnification under this Section 12, the gross amount thereof will be reduced by any insurance proceeds realized or to be realized by such party.

          12.7 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought.

          12.8 Agents of Indemnifying Sellers for Purposes of Indemnification; Contribution Obligation of All Sellers.

          (a) Each of the Indemnifying Sellers hereby appoints Kevin Mohan (representing Summit Investors, L.P., Summit Ventures, L.P., Summit Ventures II, L.P. and SV Eurofund C.V.), Charles Hamilton (representing Environmental Venture
Fund) and Mark Shipps (representing Management Stakeholders) as his, her or its agents (the "Agents") for purposes of handling all indemnification claims hereunder. If any one of the foregoing is unable or unwilling to serve, then the remaining individuals shall collectively serve as Agents for purposes of this
Section 12 until a replacement is designated pursuant to Section 12.8(e). Each Indemnifying Seller agrees that the Agents, acting by vote of a majority in interest (as described on Exhibit G) of the Indemnifying Sellers, shall have authority to act on such Indemnifying Seller's behalf, to arrange for and handle all matters related to a defense of any indemnification action required of the Indemnifying Sellers hereunder, to compromise any claim, to settle any amount, and otherwise to take any action as the Agents shall deem necessary or advisable in connection with the Sellers' indemnification obligations under this Section 12.

          (b) All Sellers will be bound by the decisions of the Agents and each Seller shall reimburse and contribute to the Indemnifying Sellers his, her or its pro rata share (in accordance with the percentages set forth on Exhibits A and B) of any indemnification obligations of the Indemnifying Sellers resulting under this Section 12 based upon the decisions of the Agents so long as such decisions are made by the Agents in good faith, acting reasonably.

          (c) Upon the resignation or inability to serve of any of the Agents, the resulting vacancy shall be filled by the Indemnifying Seller or Sellers represented by the individual who has resigned or otherwise is unable to serve.

          13. General Provisionsal.

          13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to the Agreement will bear his, her or its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants; provided, however, that upon the Closing of the Contemplated Transactions, the fees and expenses of Calfee, Halter & Griswold shall be divided equally between the Company and the Sellers up to a maximum obligation of $50,000 for the Company.

          13.2 Public Announcements. No party shall issue any press release or make any public announcement related to the subject matter of this Agreement prior to the Closing without the prior written approval of the Company and the Buyer; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning the publicly-traded securities of such party (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure and consult with the other party regarding the content thereof). The Company and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.

          13.3 Confidentiality. Between the date of this Agreement and five (5) years after the date hereof, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, expressly including the reports of all consultants retained pursuant to the terms of this Agreement, unless (a) such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

          If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the party providing such information may reasonably request.

          13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed within three (3) business days by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (d) three (3) business days after being sent by registered or certified mail, return receipt requested, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Sellers: To each Seller at the address set forth on Exhibits A or B

          The Company:             Organic Waste Technologies, Inc.
                                   7550 Lucerne Drive, Suite 110
                                   Cleveland, Ohio  44130
                                   Attn:  Mark H. Shipps, President
                                   Fax No.:  (216) 891-8288

          with a copy to:          Dale C. LaPorte, Esq.
                                   Calfee, Halter & Griswold
                                   1400 McDonald Investment Center
                                   800 Superior Avenue
                                   Cleveland, Ohio 44114-2688
                                   Fax No.:  (216) 241-0816

          Buyer:                   EMCON
                                   400 S. El Camino Real, Suite 1200
                                   San Mateo, California  94402
                                   Attention:  R. Michael Momboisse, Esq.
                                   Fax No.:  (415) 375-0763

          with a copy to:          Gray Cary Ware & Freidenrich
                                   400 Hamilton Avenue
                                   Palo Alto, California 94301
                                   Attention:  Eric J. Lapp, Esq.
                                   Fax No.:  (415) 327-3699

          13.5 Binding Arbitration; Service of Process. In the event of a dispute between the parties related to or arising out of this Agreement, the Agents and representatives of the Buyer and the Company will meet promptly in an effort to resolve the dispute amicably. If such parties cannot agree upon a resolution within thirty (30) days of any such party requesting a meeting for resolution of a dispute, then the matter will promptly be submitted to binding arbitration in accordance with this Section 13.5.

          (a) Arbitration will be held in San Francisco, California, in accordance with the rules and regulations of the American Arbitration Association. The number of arbitrators will be one and will be selected in accordance with the rules and regulations of the American Arbitration Association. The determination of the arbitrator will be conclusive and binding upon the parties, and any determination by the arbitrator of an award may be filed with the clerk of a court of competent jurisdiction as a final adjudication of the claim involved, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Except to the extent otherwise directed by the arbitrator, each party will bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration, and one-half of the costs of the arbitrator and of the fees imposed by the American Arbitration Association.

          (b) In any arbitration hereunder, the demand for arbitration shall specifically delineate the claims asserted and the material issues with respect thereto. Within thirty (30) days after filing a demand for arbitration, claimant shall provide to respondent a list of all fact witnesses known to claimant, the names and curriculum vitae of each expert witness anticipated to be called by claimant, and a copy of relevant documents. Within thirty (30) days after receipt of the foregoing information, respondent shall provide to claimant a list of all fact witnesses known to respondent, the names and curriculum vitae of each expert witness anticipated to be called by respondent, and a copy of relevant documents known to respondent. Within ten (10) days after discovery has been closed by the arbitrator (but in no event later than sixty (60) days prior to the arbitration hearing), claimant shall present to respondent a list of all fact and expert witnesses anticipated to be called by claimant, a summary of the substance of each such witness' testimony, and a list of all documents anticipated to be introduced by claimant (and a copy of such documents if not previously provided to respondent). Within thirty (30) days after receipt of the foregoing information, respondent shall present to claimant a list of all fact and expert witnesses anticipated to be called by respondent, a summary of the substance of each such witness' testimony, and a list of all documents anticipated to be introduced by respondent (and a copy of such documents if not previously provided to claimant). Any award by the arbitrator shall be subject to all dollar and other limitations set forth in this Agreement.

          (c) A demand for arbitration may be served on Buyer or Sellers by certified U.S. Mail, postage prepaid, or reliable overnight delivery service, to the address set forth in Section 13.4 hereof.

          13.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          13.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          13.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          13.9 Company Disclosure Schedule.sclosure Schedule.

          (a) The disclosures in the Company Disclosure Schedule, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement, unless it is obvious, from the disclosure, in light of the circumstances under which such disclosure is made, that other representations and warranties are affected thereby.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Company Disclosure Schedule (other than an exception expressly set forth as such in the Company Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          13.10 Assignments, Successors, and No Third Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer but Buyer will not be relieved of its obligations hereunder as a result of such assignment. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          13.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          13.12 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding

Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          13.13 Interpretation of Agreement. This Agreement has been submitted to the scrutiny of all parties hereto and their respective counsel and shall be given a fair and reasonable interpretation without consideration being given to its having been drafted by either party or its counsel.

          13.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          13.15 Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles.

          13.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.







          THE BUYER

          EMCON, a California corporation


          By:    /s/ Eugene M. Herson
                ---------------------------
          Its: President & Chief Financial Officer





            THE COMPANY

            ORGANIC WASTE TECHNOLOGIES, INC, a Delaware corporation


            By:   /s/ Mark. Shipps
                  -------------------
            Its:   President

                       SELLING STAKEHOLDERS

                       SUMMIT INVESTORS, L.P.

                       By:    /s/
                              ---------------------
                       Its:   ---------------------


                       SUMMIT VENTURES, L.P.

                         By:    /s/
                              ---------------------
                       Its:   ---------------------


                       SUMMIT VENTURES II, L.P.

                       By:    /s/
                              --------------------
                       Its:   --------------------


                      SV EUROFUND C.V.

                       By:    /s/
                              -------------------
                       Its:   -------------------


                       McDONALD & COMPANY
                       SECURITIES, INC.

                       By:    /s/
                              ------------------
                       Its:   ------------------


                       ENVIRONMENTAL VENTURE FUND

                       By:    /s/
                              ------------------
                       Its:   ------------------

                               /s/
                              -----------------
                       M. B. LINGAFELTER


                       SEELEY, SAVIDGE & AUSSEM

                       By:    /s/
                              ------------------
                       Its:   ------------------


                             /s/
                       -------------------
                       G. ROEBUCK


                             /s/
                       ------------------
                       JOHN PACEY


                             /s/
                       ------------------
                       GENE OSTROW


                             /s/
                       ------------------
                       BARRY ROGERS


                            /s/
                       ------------------
                       ALAN GREEN


                            /s/
                       ------------------
                       GORDON NEUFELD


                            /s/
                       ------------------
                       DONALD HERSHMAN


                            /s/
                       ----------------
                       DONALD JOHNSON


                            /s/
                       -----------------
                       DENNIS HINDERER
                            /s/


                            /s/
                       ----------------
                       MICHAEL ROGOZINSKI

                            /s/
                       -------------------
                       RANDALL W. CHAPMAN


                            /s/
                       -------------------
                       HARRY ZERNECHEL


                            /s/
                       -------------------
                       LOUIS KALANI


                            /s/
                       -------------------
                       RANDY MASUKAWA


                            /s/
                       -------------------
                       STEVAN J. INGWERSEN


                            /s/
                       -------------------
                       MICHAEL C. MAURER


                            /s/
                       ----------------------
                       ELIZABETH L. WILLIAMS


                       MANAGEMENT STAKEHOLDERS


                            /s/
                       ---------------------
                       MARK H. SHIPPS


                            /s/
                       ---------------------
                       ANTHONY A. ALEXANDER

                            /s/
                       ---------------------
                       JAMES HELMICK


                            /s/
                       -----------------------
                       RAYMOND J. NARDELLI


                           /s/
                       -----------------------
                       STEPHEN LINGAFELTER

EXHIBIT A.
Schedule of Selling Stakeholders Receiving Cash


                                                                    Preferred Stock
                                                      -----------------------------------------
                          State of                                                                Options    Options
MANAGEMENT                Residence       Common     Series A   Series B-1  Series B-2  Series C  $ 0.50     $ 0.75
- ----------                ---------       ------     --------   ----------   ---------  --------  ------     ------
Mark H. Shipps            Ohio            10,000                                                      -           -
Anthony A. Alexander      Ohio                 -                                                      -           -
James Helmick             Ohio                 -                                                  3,190           -
Raymond J. Nardelli       Ohio                 -                                                      -           -
Elizabeth L. Williams     Ohio                 -                                                  6,313       2,500
Michael C. Maurer         Ohio                 -                                                  2,000       2,500
Stevan J. Ingwersen       Iowa                 -                                                  6,250           -
Randy Masukawa            California           -                                                 10,000           -
Louis Kalani              Ohio                 -                                                  2,813       2,000
Stephen Lingafelter       Ohio                 -                                                      -           -
Harry Zernechel           Ohio                 -                                                  6,751       2,000
Randall W. Chapman        Ohio                 -                                                      -       3,190
Michael Rogozinski        Ohio                 -                                                      -       3,500
Dennis Hinderer           Ohio                 -                                                      -       1,750
Don Johnson               Ohio                 -                                                      -       1,750
Don Hershman              Pennsylvania         -                                                      -       1,000
Gordon Neufeld            Ohio                 -                                                      -       2,000
Aman Green                Ohio                 -                                                      -       1,000
Barry Rogers              New York             -                                                      -       5,000

DIRECTORS

John Pacey                California           -            -          -          -          -    5,000           -
Gene Ostrow               Massachusetts        -            -          -          -          -    5,000           -

INVESTMENT FUNDS

Summit Ventures II, L.P.  Massachusetts        -      364,507     99,267     99,267    210,151        -           -
Summit Ventures, L.P.     Massachusetts        -      364,507     99,267     99,267    210,151        -           -
Environmental Venture
Fund                      Illinois             -      302,225     82,304     82,304    174,296        -           -
SV Eurofund C.V.          Massachusetts        -      243,005     66,179     66,179    139,912        -           -
McDonald & Co.            Ohio                 -       75,556     20,576     20,576          -        -           -
Summit Investors, L.P.    Massachusetts                10,200      2,777      2,777      6,231        -           -

INVESTORS

M.B. Lingafelter          Ohio            42,000            -          -          -          -        -           -
Seeley, Savidge & Aussem  Ohio            27,000            -          -          -          -        -           -
G. Roebuck                Ohio             1,000            -          -          -          -        -           -


TOTAL                                     80,000    1,360,000    370,370    370,370    740,741   47,317      28,190
                                          ======    =========    =======    =======    =======   ======      ======

EXHIBIT A (continued).
Schedule of Selling Stakeholders Receiving Cash

                                                     Gross Proceeds                   Total Compensation
                                                    by Security Type                        in Cash
                                         ---------------------------------- ----------------------------------
                          State of            Common or
MANAGEMENT                Residence           Preferred         Options            Gross        Net of Expenses
- --------------------------------------------------------------------------------------------------------------
Mark H. Shipps            Ohio                $33,088.39            $0.00        $33,088.39       $31,676.61
Anthony A. Alexander      Ohio                      -                -                 -                -
James Helmick             Ohio                      -           10,555.20         10,555.20        10,104.84
Raymond J. Nardelli       Ohio                      -                -                 -                -
Elizabeth L. Williams     Ohio                      -           24,557.91         24,557.91        23,510.10
Michael C. Maurer         Ohio                      -           12,539.50         12,539.50        12,004.48
Stevan J. Ingwersen       Iowa                      -           17,415.97         17,415.97        16,672.88
Randy Masukawa            California                -           27,865.55         27,865.55        26,676.01
Louis Kalani              Ohio                      -           13,411.69         13,411.69        12,839.45
Stephen Lingafelter       Ohio                      -                -                 -                -
Harry Zernechel           Ohio                      -           24,385.14         24,385.14        23,344.70
Randall W. Chapman        Ohio                      -           10,555.20         10,555.20        10,104.84
Michael Rogozinski        Ohio                      -            9,752.94          9,752.94         9,336.81
Dennis Hinderer           Ohio                      -            4,876.47          4,876.47         4,668.41
Don Johnson               Ohio                      -            4,875.47          4,876.47         4,668.41
Don Hershman              Pennsylvania              -            2,786.55          2,786.55         2,667.66
Gordon Neufeld            Ohio                      -            5,573.11          5,573.11         5,335.32
Aman Green                Ohio                      -            2,786.55          2,786.55         2,667.66
Barry Rogers              New York                  -           13,932.77         13,932.77        13,338.31
                                              $33,088.39      $185,871.03       $218,959.42      $209,617.10
DIRECTORS

John Pacey                California               $0.00       $13,932.77        $13,932.77       $13,338.31
Gene Ostrow               Massachusetts             -           13,932.77         13,932.77        13,338.31
                                                   $0.00       $27,865.55        $27,865.55       $26,676.61
INVESTMENT FUNDS

Summit Ventures II, L.P.  Massachusetts    $3,610,042.27            $0.00     $3,610,042.27    $3,456,012.98
Summit Ventures, L.P.     Massachusetts     3,610,042.27             -         3,610,042.27     3,456,012.98
Environmental Venture
Fund                      Illinois          2,993,438.62             -         2,993,438.62     2,865,717.89
SV Eurofund C.V.          Massachusetts     2,405,824.86             -         2,405,824.86     2,303,175.78
McDonald & Co.            Ohio                544,910.98             -           544,910.98       521,661.32
Summit Investors, L.P.    Massachusetts       102,648.22             -           102,648.22        98,268.54
                                          $13,266,907.23            $0.00     $13,266,907.23  $12,700,849.48
INVESTORS

M.B. Lingafelter          Ohio               $138,971.25            $0.00       $138,971.25      $133,041.78
Seeley, Savidge & Aussem  Ohio                 89,338.66             -            89,338.66        85,526.86
G. Roebuck                Ohio                  3,308.84             -             3,308.84         3,167.66
                                             $231,618.75            $0.00                        $221,736.29
                                                                            $231,618.75

TOTAL                                     $13,531,614.36      $213,736.58    $13,745,350.94   $13,158,879.49
                                          ==============      ===========    ==============   ==============


EXHIBIT B.
Schedule of Management Stakeholders Receiving Note



                                                         Preferred
                         State of                          Stock      Options    Options
MANAGEMENT               Residence             Common    All Series    $0.50      $0.75
- ----------               ---------             ------    ----------  --------    -------
Mark H. Shipps             Ohio                  --                  323,125       60,000
Anthony A. Alexander       Ohio                20,000                 66,875       20,000
James Helmick              Ohio                  --                    2,310       20,000
Raymond J. Nardelli        Ohio                28,000                 24,219       20,000
Elizabeth L. Williams      Ohio                  --                     --           --
Michael C. Maurer          Ohio                  --                     --           --
Stevan J. Ingwersen        Iowa                  --                     --           --
Randy Masukawa             California            --                     --           --
Louis Kalani               Ohio                  --                     --           --
Stephen Lingafelter        Ohio                39,000                  4,355         --
Harry Zernechel            Ohio                  --                     --           --
Randall W. Chapman         Ohio                  --                     --         11,810
Michael Rogozinski         Ohio                  --                     --           --
Dennis Hinderer            Ohio                  --                     --           --
Don Johnson                Ohio                  --                     --           --
Don Hershman               Pennsylvania          --                     --           --
Gordon Neufeld             Ohio                  --                     --           --
Aman Green                 Ohio                  --                     --           --
Barry Rogers               New York              --                     --           --

DIRECTORS

John Pacey                 California            --        --           --           --
Gene Ostrow                Massachusetts         --        --           --           --

INVESTMENT FUNDS

Summit Ventures II, L.P.   Massachusetts         --        --           --           --
Summit Ventures, L.P.      Massachusetts         --        --           --           --
Environmental Venture
Fund                       Illinois              --        --           --           --
SV Eurofund C.V            Massachusetts         --        --           --           --
McDonald & Co.             Ohio                  --        --           --           --
Summit Investors, L.P.     Massachusetts         --        --           --

INVESTORS

M.B. Lingafelter           Ohio                  --        --           --           --
Seeley, Savidge & Aussem   Ohio                  --        --           --           --
G. Roebuck                 Ohio                  --        --           --           --


TOTAL                                          87,000      --         420,884      131,810
                                               =======   =======      =======      =======


EXHIBIT B (continued).
Schedule of Management Stakeholders Receiving Note

                                                        Gross Proceeds                  Total Compensation
                                                       by Security Type                      in Note
                                                   -------------------------          ---------------------

                         State of
MANAGEMENT               Residence               Common            Options           Gross      Net of Expenses
- ----------               ---------               --------          -------           ------     ---------------
Mark H. Shipps            Ohio                       $0.00     $1,067,598.88   $1,067,598.88   $1,022,047.75
Anthony A. Alexander      Ohio                   66,176.78        242,081.96      308,258.75      295,106.30
James Helmick             Ohio                     --              65,501.95       60,501.95       57,920.52
Raymond J. Nardelli       Ohio                   92,647.50        123,218.67      215,866.17      206,655.83
Elizabeth L. Williams     Ohio                     --                 --              --              --
Michael C. Maurer         Ohio                     --                 --              --              --
Stevan J. Ingwersen       Iowa                     --                 --              --              --
Randy Masukawa            California               --                 --              --              --
Louis Kalani              Ohio                     --                 --              --              --
Stephen Lingafelter       Ohio                  129,044.73         12,135.45      141,180.18      135,156.46
Harry Zernechel           Ohio                     --                 --              --              --
Randall W. Chapman        Ohio                     --              31,243.13       31,243.13       29,910.08
Michael Rogozinski        Ohio                     --                 --              --              --
Dennis Hinderer           Ohio                     --                 --              --              --
Don Johnson               Ohio                     --                 --              --              --
Don Hershman              Pennsylvania             --                 --              --              --
Gordon Neufeld            Ohio                     --                 --              --              --
Aman Green                Ohio                     --                 --              --              --
Barry Rogers              New York                 --                 --              --              --
                                               $287,869.01     $1,536,780.04    1,824,649.06   $1,746,796.94
DIRECTORS

John Pacey                California                 $0.00            $0.00           $0.00            $0.00
Gene Ostrow               Massachusetts            --                 --              --              --
                                                     $0.00            $0.00           $0.00            $0.00
INVESTMENT FUNDS

Summit Ventures II, L.P.  Massachusetts              $0.00            $0.00           $0.00            $0.00
Summit Ventures, L.P.     Massachusetts            --                 --              --              --
Environmental Venture
Fund                      Illinois                 --                 --              --              --
SV Eurofund C.V           Massachusetts            --                 --              --              --
McDonald & Co.            Ohio                     --                 --              --              --
Summit Investors, L.P.    Massachusetts            --                 --              --              --
                                                     $0.00            $0.00           $0.00            $0.00
INVESTORS

M.B. Lingafelter          Ohio                       $0.00            $0.00           $0.00            $0.00
Seeley, Savidge & Aussem  Ohio                     --                 --              --              --
G. Roebuck                Ohio                     --                 --              --              --
                                                     $0.00            $0.00           $0.00            $0.00

TOTAL                                          $287,869.01    $1,536,780.04   $1,824,649.06    $1,746,796.94
                                               ===========    =============   =============    =============
